As filed with the Securities and Exchange Commission on April 8, 2003
                                                   Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    ---------

                                 RADVISION LTD.
             (Exact name of registrant as specified in its charter)

               Israel                                        None
   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                     Identification No.)

               24 Raoul Wallenberg Street, Tel Aviv, 69719, Israel (Address of Principal Executive Offices) (Zip Code)

                                 RADVISION LTD.
                         2000 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)
                                    ---------

                                 RADVision, Inc.
                          Attn: Eugene Wolf, President
                               575 Corporate Drive
                            Mahwah, New Jersey 07430
                     (Name and address of agent for service)

                                 (201) 529-4300
          (Telephone number, including area code, of agent for service)

                                   Copies to:
     Steven J. Glusband, Esq.                         Ori Rosen, Adv.
    Carter Ledyard & Milburn LLP                Danziger, Klagsbald, Rosen & Co.
          2 Wall Street                            Gibor Sport Building
     New York, New York 10005                        28 Bezalel Street
          (212)732-3200                           Ramat-Gan 52521, Israel
                                                    972-3-611-0700
                                   __________

                         CALCULATION OF REGISTRATION FEE

===================================================================================================

                                            Proposed maximum     Proposed maximum      Amount of
  Title of securities to    Amount to be   offering price per   aggregate offering   registration
      be registered          registered           share                price              fee
---------------------------------------------------------------------------------------------------

Ordinary Shares, par
value NIS 0.1 per share      748,997 shares        $5.24(1)         $3,924,744.28       $361.08 (2)
                             --------------        --------         -------------       -----------
---------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) and (c) on the basis of the average of the high and low prices ($5.33 and $5.15) of an Ordinary Share as quoted on the Nasdaq National Market System on April 4, 2003.

(2) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregate offering price multiplied by .000092.

     Ordinary  Shares of the Registrant  for issuance  pursuant to the Plan have
previously  been  registered   under  a  Registration   Statement  on  Form  S-8
(Registration No. 333-66250).

                           ---------------------------


This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

                                EXPLANATORY NOTE



     The purpose of this Registration Statements is to register additional Ordinary Shares for issuance under the Registrant's Share Option and Compensation Plan, as amended and restated. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration
Statement on Form S-8 (File No. 333-66250) filed with the Securities and Exchange Commission (the "Commission") on July 30, 2001, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on April 8, 2003.

                                 RADVISION LTD.

                                By: /s/Gad Tamari
                                    -------------
                                    Gad Tamari
                                    Chief Executive Officer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed on April 8, 2003, by the following persons in the capacities indicated.

  Signature                     Title
  ---------                     -----

  /s/Zohar Zisapel
  ----------------
  Zohar Zisapel                 Chairman of the Board of Directors

  /s/Gad Tamari
  -------------
  Gad Tamari                    Chief Executive Officer, President and Director

  /s/David Seligman
  -----------------
  David Seligman                Chief Financial Officer

  /s/Efraim Wachtel
  -----------------
  Efraim Wachtel                Director

  /s/Andreas Mattes
  -----------------
  Andreas Mattes                Director


  -----------------
  Liora Katzenstein             Director

                                  EXHIBIT INDEX



Exhibit No.

   5         Opinion of Danziger, Klagsbald, Rosen & Co...................

  23.1       Consent of Danziger, Klagsbald, Rosen & Co. (included in
             Exhibit (5)).................................................

  23.2       Consent of Kost Forer & Gabbay...............................